UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2019 (December 3, 2019)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective December 3, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors of Misonix, Inc. (the “Company”) determined that BDO USA, LLP (“BDO”) would be dismissed as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 and Deloitte & Touche LLP (“Deloitte”) would be engaged as the Company’s independent registered public accounting firm for 2020. The Company’s decision to change its independent registered public accounting firm for 2020 was not the result of any disagreement with BDO.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the years ended June 30, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BDO’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2019 contained a separate change in accounting principle paragraph regarding the adoption of Accounting Standards Codification Topic No. 606 “Revenue from Contracts with Customers.” BDO’s report on the effectiveness of internal control over financial reporting, dated September 5, 2019, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2019 as a result of a material weakness regarding the completeness and accuracy of unrecorded liabilities. The identified control deficiency did not result in any material misstatements in the Company’s financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of the Company’s consolidated financial statements as of and for the year ended June 30, 2019 and did not affect its report dated September 5, 2019 on those financial statements. There were no disagreements with BDO about this self-identified material weakness.

BDO’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2018 contained a separate emphasis-of-matter paragraph regarding the adoption of Accounting Standards Update No. 2016-09 “Compensation-Stock Compensation” (Topic 718). BDO’s report on the effectiveness of internal control over financial reporting, dated September 13, 2018, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018 as a result of a material weakness regarding a lack of consistency in the approval of manual journal entries to the Company’s general ledger. The identified control deficiency did not result in any material misstatements in the Company’s financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of the Company’s consolidated financial statements as of and for the year ended June 30, 2018 and did not affect its report dated September 13, 2018 on those financial statements. There were no disagreements with BDO about this self-identified material weakness.

During the fiscal years ended June 30, 2019 and 2018, and during the period subsequent to June 30, 2019 to the date hereof, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports or “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v); except that (i) in the Company’s annual reports on Form 10-K for the years ended June 30, 2019 and June 30, 2018, management concluded in its report, and BDO concurred, that the Company’s internal control over financial reporting as of June 30, 2019 and as of June 30, 2018 was not effective as a result of the material weaknesses described above and (ii) in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019, management concluded in its report that the Company’s internal control over financial reporting as of September 30, 2019 was not effective as a result of the material weakness identified in the Company’s 2019 financial statements because the new controls implemented to remediate the material weakness had not been tested for a sufficient number of months for the Company to conclude that this control is effective. The Audit Committee has authorized BDO to respond fully to the inquiries of Deloitte.

The Company has furnished a copy of the above disclosures to BDO and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with such disclosure. A copy of BDO’s letter is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, LLP dated December 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2019	Misonix, Inc.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Chief Financial Officer

3